MCAFEE, INC. REPORTS PRELIMINARY THIRD QUARTER REVENUE OF $322 MILLION

Achieves 11th Consecutive Quarter of Record Revenue

SANTA CLARA, Calif., October 25, 2007 - McAfee, Inc. (NYSE: MFE) today announced preliminary unaudited results for the third quarter ended September 30, 2007. These results are preliminary because, as previously announced, McAfee has determined that it will need to restate its historical financial statements to record additional non-cash charges associated with past stock option grants and to reflect the related tax impact for stock-based compensation expense over a 10-year period. McAfee believes this restatement is likely to result in aggregate non-cash charges in the range of $100 million to $150 million. In addition, McAfee expects the restatement to include other adjustments to certain balance sheet and income statement accounts that will affect its previously reported results. McAfee intends to file restated financial results and related periodic reports as soon as practicable.

“McAfee reported its 11th consecutive quarter of record revenue and achieved an all-time high deferred revenue balance during the third quarter of 2007,” said Dave DeWalt, McAfee’s chief executive officer and president. “The Company continued its momentum with reported revenue of $322 million for the third quarter of 2007 and deferred revenue of $954 million as of September 30, 2007. Our third quarter growth was balanced across each of our corporate and consumer segments, we closed the largest corporate sale in McAfee’s history and we drove robust expansion of our international business.”

“McAfee continues to execute against our Security Risk Management strategy as we expanded our portfolio of solutions both organically and through acquisition,” continued DeWalt. “This fall we introduced McAfee® ePolicy Orchestrator® 4.0, our next-generation centralized management console; we successfully integrated our McAfee Data Loss Prevention solution into ePolicy Orchestrator; we announced an initiative to secure virtual machines; and we launched our 2008 consumer security suites, featuring the industry’s first Triple Play - PC, Web and Mobile protection. In addition, we recently announced the acquisition of SafeBoot, an industry leader in mobile data protection and desktop encryption. We expect to close this acquisition in the fourth quarter of 2007 after regulatory approvals are received. McAfee remains exclusively focused on security and is taking important steps to anticipate and meet the evolving needs of our consumer, mid-market and large enterprise customers.”

All results and guidance reported today are presented without taking into account any adjustments to either current or previously reported results that will be required in connection with the restatement and should be considered preliminary until McAfee files its amended historical financial statements and its Form 10-Q for the third quarter ended September 30, 2007.

Third Quarter Financial Highlights and Operational Metrics:

$ in Millions, except per share and % change data	Q3 2007	Q3 2006	% Change
Total Net Revenue	$322.0	$287.8	12

GAAP Operating Income	$46.4	$36.1	28
GAAP Net Income	$62.9	$30.3	108
GAAP Net Income Per Share (Diluted)	$0.38	$0.19	104

Non-GAAP Operating Income*	$79.4	$67.2	18
Non-GAAP Net Income*	$72.5	$58.2	24
Non-GAAP Net Income Per Share* (Diluted)	$0.44	$0.36	22

Deferred Revenue	$954	$836	14
Cash & Equivalents & Investments	$1,544	$1,234	25

* A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

Third Quarter Operating Summary:

Corporate revenue grew to $186 million in the third quarter of 2007, an 11 percent increase over the same period last year. Growth during the quarter was due to performance in our systems business, including McAfee Total Protection solutions for enterprises and small and medium businesses, as well as strength in our network solution sales. During the third quarter of 2007, we closed 271 deals over $100,000, including 22 deals over $500,000 and eight deals over $1.0 million - and the largest deal in McAfee’s history.

Consumer revenue grew to $136 million in the third quarter of 2007, a 14 percent increase over the same period last year. In the third quarter of 2007, McAfee signed or extended 13 agreements and launched 62 new or enhanced online partners, including deals in the United Kingdom, Germany, Singapore, Japan, Mexico and North America. McAfee also continues to aggressively distribute McAfee SiteAdvisor, the world’s first safe search and surf technology, which Internet users worldwide have already downloaded 90 million times.

North American revenue was $165 million in the third quarter of 2007, up two percent compared with $162 million in the third quarter of 2006. North American revenue accounted for 51 percent of total revenue for the third quarter of 2007.

Outside of North America, McAfee continues to expand, with third quarter international revenue of $157 million, up 25 percent from $126 million in the third quarter of 2006. Compared with the third quarter of 2006, revenue from Europe and the Middle East grew by 17 percent, Japan grew by 41 percent, Asia Pacific grew by 38 percent and Latin America grew by 72 percent.

Financial Outlook:

McAfee‘s guidance includes a fourth quarter close of our pending acquisition of SafeBoot Holding B.V.

The Company expects net revenue in the fourth quarter of 2007 of $330 million to $350 million.

The Company expects fourth quarter 2007 GAAP net income of $0.28 to $0.32 per share and non-GAAP net income of $0.42 to $0.46 per share on a diluted basis.

This guidance reflects an assumed 22 percent GAAP tax rate and a 27 percent non-GAAP tax rate. See the reconciliation of projected GAAP net income per share to projected non-GAAP net income per share attached to this press release.

Balance Sheet and Cash Flow Summary:

The Company’s balance sheet at September 30, 2007, included cash, cash equivalents, and investments of $1.544 billion, compared to $1.414 billion at the end of the second quarter of 2007. The totals for the third quarter of 2007 do not reflect the outlay of cash for the acquisition of SafeBoot Holding B.V., which is expected to close in the fourth quarter of 2007.

Deferred revenue was $954 million at the end of the third quarter, a 14 percent increase over the third quarter of 2006. Approximately 85 percent of revenue during the third quarter of 2007 came from recognition of deferred revenue on the balance sheet.

During the third quarter of 2007, the Company generated approximately $119 million in cash flow from operations, compared with $79 million in the same quarter last year. Days sales outstanding (DSOs) were 44 days, compared with 42 days in the third quarter of 2006.

Business Highlights:

Corporate:
McAfee extended its Security Risk Management vision and announced a definitive agreement to acquire privately owned SafeBoot Holding B.V. - a move that should position McAfee as the leading security vendor to offer data loss prevention and encryption at the end-point with scalable centralized management.

McAfee continued to round out its management team with the addition of Mark Cochran as executive vice president and general counsel, Michael DeCesare as executive vice president of worldwide sales operations and David Welsh as executive vice president, corporate strategy and business development.

The Company also demonstrated the importance of expanding its intellectual property portfolio, adding 15 patents in the third quarter. McAfee now holds 294 total patents.

Enterprise:
During the quarter, McAfee announced the availability of McAfee ePolicy Orchestrator 4.0 (ePO™), which lets enterprises and governments centrally manage security and compliance products from multiple vendors, and McAfee Data Loss Prevention Host 2.0, which includes comprehensive device management and integration with McAfee ePO. The Company also announced that McAfee VirusScan® Enterprise 8.5i supports the Windows XP embedded operating system, which allows companies to manage security on point-of-sale terminals, including airline kiosks and ATMs.

In a move designed to ease customer burdens and expand its partner ecosystem, McAfee released the McAfee Security Innovation Alliance™, a new program for technology companies that want to integrate with McAfee ePO. McAfee also became a core member of the LiMo Foundation. Through this strategic relationship, McAfee will use its mobile security expertise to enhance the end-user experience for the world's first global Linux-based software platform for mobile devices.

In addition, the Company announced it is working with partners on new and innovative security offerings for virtual machines. Eight of McAfee's products currently support VMware, Inc.'s VMware Workstation, VMware Server and VMware ESX, including: McAfee Total Protection, McAfee Host Intrusion Prevention, McAfee Network Access Control, McAfee Remediation Manager, McAfee Foundstone, McAfee Security Agent, McAfee Hercules and McAfee Policy Auditor.

McAfee also announced a number of new customers on the enterprise side, including the United States Department of Agriculture, which invested in McAfee anti-virus and security solutions, and Phoenix Park Gas Processors ltd. in the Caribbean, which selected McAfee Data Loss Protection. In addition, Verio, an Internet service provider headquartered in Denver, is offering their consumer and small and medium business customers a set of managed services, including McAfee security.

Mid-Market:
McAfee continued its focus on the rapidly-growing market of security products for mid-sized companies and released a software trial version of the McAfee Secure Internet Gateway appliance. The free 30-day software trial is designed for businesses that can use their own server and VMware Server virtualization technology to evaluate the Web and email security appliance.

Consumer/Small:
McAfee announced several partnerships for its consumer side of the business. Versatel, one of the top internet service providers in Germany, is offering McAfee Internet Security Suite and McAfee VirusScan Plus to their broadband subscriber base. Suddenlink, a top-10 U.S. operator of cable broadband systems, is also partnering with McAfee to protect its ISP subscribers from online threats. O2, a leading provider of mobile and broadband services to consumers and businesses in the UK, will be bundling McAfee Internet Security Suite as part of their new UK Broadband service.

The Company also announced that McAfee SiteAdvisor reached its 90 million download milestone and the availability of the McAfee Easy PCI Plan, designed to help companies achieve compliance with the Payment Card Industry Data Security Standard (PCI DSS).

Awards and Recognition:
McAfee received several accolades during the third quarter, including three awards in Computerworld magazine's (Singapore and Malaysia editions) inaugural Customer Care Awards 2007. CompTIA named McAfee VirusScan as one of the most influential technology products of the past 25 years and SC Magazine awarded the Secure Internet Gateway 3000 a Best Buy designation and 5 Stars in a Secure Content Management group test. McAfee Secure Internet Gateway was also elected the "Best Security Appliance of the Year" in the Channel Awards 2007.

In addition, Alva Purvis, vice president of worldwide channel enablement for McAfee, was named one of the "50 Most Powerful Women of the Channel" by VARBusiness/CRN Magazine.

McAfee received recognition for its commitment to corporate citizenship with its listing on the prestigious FTSE4Good US Index, which measures potential constituents for working towards environmental sustainability, developing positive relationships with stakeholders and upholding and supporting universal human rights. In addition, the Company presented the inaugural McAfee Cybercrime Fighter Award to Texas Attorney General Greg Abbott. The award, which recognizes Attorney General Abbott for his fight to protect Texas children from online predators, was presented during the McAfee Strategic Executive Security Summit in Dallas.

Avert Labs:
McAfee’s security threat and research organization, McAfee Avert Labs®, announced that it kept customers safe from 27 Microsoft security vulnerabilities in the third quarter. The research division also released its "Mobile Malware: Threats and Prevention" white paper.

Conference Call Information:

•
The Company will host a conference call today at 1:30 p.m. Pacific, 4:30 p.m. Eastern to discuss its quarterly results. Participants should call (800) 809-7467 (U.S. toll-free) or (706) 679-4671 (international). The passcode is 16619339.

•	Attendees should dial in at least 15 minutes prior to the conference call
•	A replay of the call will be available until November 1, by calling (800) 642-1687 (U.S. toll-free) or (706) 645-9291 (international)
•	A Web cast of the call may also be found on the Internet through McAfee’s Investor Relations Web site at http://investor.mcafee.com

Disclosure Statements:

Non-GAAP net income and non-GAAP operating income for the third quarter ended September 30, 2007, exclude amortization of purchased technology and intangibles expense, non-cash stock-based compensation charges, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges (benefits), and SEC and compliance costs. Non-GAAP net income assumes an effective tax rate of 27 percent for 2007. Management believes that the 27 percent non-GAAP effective tax rate reflects a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the period end. Management uses non-GAAP net income and non-GAAP operating results to evaluate the Company’s operating performance and believes that excluding these items enhances the ability of management and investors to evaluate McAfee’s comparable historical operating results.

Discussion of Non-GAAP Financial Measures:

Management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross profit, operating income and net income, which we will refer to as “non-GAAP gross profit,” “non-GAAP operating income” and “non-GAAP net income.” Non-GAAP gross profit excludes amortization of purchased technology and non-cash stock-based compensation charges. Non-GAAP net income and non-GAAP operating income exclude amortization of purchased technology and intangibles expense, non-cash stock-based compensation charges, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges (benefits), in-process research and development charges, SEC settlement charges and SEC and compliance costs, provision for income taxes and certain other items. Management used a 27 percent non-GAAP effective tax rate to calculate non-GAAP net income in 2007 and 2006. Management believes that the 27 effective tax rate in each respective period is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

Non-GAAP gross profit, non-GAAP operating income and non-GAAP net income are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. The presentation of these non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for gross profit, operating income, net income or any other performance measure determined in accordance with GAAP. We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods. We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.

In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, management excludes certain items to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in management’s review, related to the Company’s ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. See the footnotes to the “Reconciliation of GAAP to Non-GAAP Financial Measures” for a discussion of the specific categories excluded from GAAP net income in the calculation of non-GAAP net income.

We believe that the use of calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results. However, calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for GAAP gross profit, operating income and net income. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income are:

•
Amortization of purchased technology and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

•
The Company regularly engages in acquisition and assimilation activities as part of its ongoing business. Therefore we expect to continue to experience acquisition and retention bonuses and in-process research and development charges related to merger and acquisition activity in future periods.

•
The Company’s income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 27 percent rate assumed in our non-GAAP financial measures for 2007 and 2006.

•	Other companies, including other companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool.

In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income. For more information, see the consolidated statements of income and the “Reconciliation of GAAP to Non-GAAP Financial Measures” contained in this press release.

Forward-Looking Statements:

This release contains forward-looking statements, which include those regarding the preliminary unaudited results for the third quarter ended September 30, 2007, and guidance on expected operating results for the fourth quarter 2007, the anticipated timing for McAfee’s filing of the restatements of its historical financial statements and related periodic reports, expectations regarding the benefits of McAfee’s recently announced and pending acquisition of SafeBoot Holding B.V., McAfee’s business strategy, business momentum, market position, relationships and opportunities and the benefits of McAfee’s security solutions. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, McAfee may be required to make adjustments to its unaudited preliminary third quarter results, as well as to its financial results previously reported for prior periods, as a result of its review into past stock option grants and the announced restatement; and further risks may arise from the review of our past stock option granting practices, including but not limited to, potential fines and penalties, and disruptions to our ongoing business and significant legal, litigation, accounting, tax and other expenses. In addition, actual results are subject to other risks, including that McAfee may not achieve its planned revenue realization rates, succeed in its efforts to grow its business or combat effectively the security threats of the future, build upon its technology leadership, leverage its relationships and opportunities to the degree expected, or capture market share, notwithstanding related commitment or related investment. The Company may not benefit from its pending acquisition, strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the Company’s product or technical support offerings, the Company’s product and service offerings may not continue to interoperate effectively with newly developed operating systems, the Company may experience delays in product development or the release of previously announced products, the Company may experience delayed or lost bookings and revenue as a result of outages in integrated systems on which it is highly dependent, or the Company may not satisfactorily anticipate or meet its customers’ needs or expectations. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations, currency fluctuations and macro and other economic conditions both in the United States and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005, and its quarterly report filed on Form 10- Q for the first quarter of 2006.

Financial Tables:

The completion of the ongoing review of past stock option grants will result in prior period non-cash stock compensation charges and related tax effects and is expected to result in other adjustments which will affect the preliminary unaudited results and full year guidance reported in this release. Therefore, all results reported in this release are unaudited and should be considered preliminary until the Form 10-Q for the third quarter ended September 30, 2007, is filed with the SEC.

About McAfee, Inc.:

McAfee, Inc., the leading dedicated security technology company, headquartered in Santa Clara, California, delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions, and continuously track and improve their security. http://www.mcafee.com.

# # #
McAfee, ePolicy Orchestrator, ePO, SiteAdvisor, Foundstone, VirusScan, Avert, McAfee Total Protection, AntiSpyware and McAfee SecurityAlliance and/or other noted McAfee related products contained herein are registered trademarks or trademarks of McAfee, Inc., and/or its affiliates in the US and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. Any other non-McAfee related products, registered and/or unregistered trademarks contained herein are only by reference and are the sole property of their respective owners. © 2007 McAfee, Inc. All rights reserved.

SOURCE McAfee Inc.

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Preliminary and unaudited)

	September 30,	December 31,
	2007	2006 (1)

Assets:
Cash and marketable securities	$1,543,811	$1,240,169
Restricted cash	559	950
Accounts receivable, net	156,477	170,655
Prepaid expenses, income taxes and other current assets	163,814	163,752
Property and equipment, net	91,564	91,977
Deferred taxes	578,179	461,184
Goodwill, intangibles and other long term assets, net	655,259	671,722
Total assets	$3,189,663	$2,800,409

Liabilities:
Accounts payable	$37,371	$35,652
Accrued liabilities	236,135	285,994
Deferred revenue	953,671	894,568
Accrued taxes and other long term liabilities	62,945	133,118
Total liabilities	1,290,122	1,349,332

Stockholders' Equity:
Common stock	1,726	1,726
Treasury stock	(303,270)	(303,074)
Additional paid-in capital (2)	1,710,655	1,450,049
Deferred stock-based compensation	-	-
Accumulated other comprehensive income	33,533	28,662
Retained earnings (2)	456,897	273,714
Total stockholders' equity	1,899,541	1,451,077
Total liabilities and stockholders' equity	$3,189,663	$2,800,409

(1)
As previously disclosed, the completion of the restatement of our historical financial statements will result in prior-period, non-cash stock compensation charges and related tax effects and in other adjustments to certain balance sheet and income statement items that will affect our previously reported results as well as our preliminary unaudited results reported in this release. As noted below, certain of these prior period adjustments have been reflected in our preliminary balance sheets as of December 31, 2006 and September 30, 2007:

Prior-period Adjustments (in thousands)
Estimated increase to total assets, primarily related to tax effects of adjustments to liabilities and equity	$1,102

Estimated decrease to total liabilities, primarily related to decreased foreign tax liabilities and deferred revenue, net of increases related to legal settlements and payroll taxes	$(2,134)

Estimated non-cash compensation charge associated with acceleration of unvested stock options held by former chief executive officer in the fourth quarter of 2006, estimated non-cash compensation benefit for correction of options modified in the fourth quarter of 2006 and estimated retained earnings impact as a result of above adjustments	3,236

Estimated increase to total liabilities and stockholders’ equity	$1,102

While these prior period adjustments have been reflected in the preliminary balance sheets reported in this release, they have not been reflected in our income statement for the three months and nine months ended September 30, 2006.

We expect both these balance sheet and income statement results to change, perhaps materially, pending completion of our restatement of our historical financial statements.

(2)	As of January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes". As a result of the implementation, we recognized a decrease of $126 million in the liability for unrecognized tax benefits, of which $101 million was accounted for as an increase to the January 1, 2007 balance of additional paid-in capital and $25 million was accounted for as an increase to the January 1, 2007 balance of retained earnings.

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(Preliminary and unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net revenue	$321,986	$287,780	$950,487	$837,111

Cost of net revenue (1)	70,456	57,990	194,697	158,171
Amortization of purchased technology	7,420	5,424	23,747	14,491
Gross profit	244,110	224,366	732,043	664,449

Operating costs:

Research and development (1)	53,859	48,102	157,860	140,081

Marketing and sales (1)	90,780	93,312	274,347	271,266

General and administrative (1)	38,341	35,454	121,418	113,326

SEC and compliance costs	10,885	7,901	25,085	11,673

Amortization of intangibles	2,959	2,651	9,192	8,290

Acquisition retention bonuses and severance	854	2,146	5,514	5,409

Restructuring charges (benefits)	109	(1,393)	3,158	(274)

(Gain) loss on sale/disposal of assets and technology	(35)	54	(36)	207

In-process research and development	-	-	-	460

Total operating costs	197,752	188,227	596,538	550,438

Income from operations	46,358	36,139	135,505	114,011

Interest and other income, net	19,855	12,569	52,442	32,499

Income before provision for income taxes	66,213	48,708	187,947	146,510

Provision for income taxes	3,294	18,423	29,466	43,972
Net income	$62,919	$30,285	$158,481	$102,538

Net income per share - basic	$0.39	$0.19	$0.99	$0.64
Net income per share - diluted	$0.38	$0.19	$0.97	$0.63

Shares used in per share calculation - basic	159,808	159,728	159,802	161,343
Shares used in per share calculation - diluted	164,508	161,541	163,866	163,249

(1)	The Company accounts for stock compensation expense under SFAS 123R, “Share-Based Payment", which requires stock compensation expense to be recognized based on grant date fair value.

Cash and non-cash stock-based compensation charges are included as follows:
Cost of net revenue	$621	$879	$2,252	$2,774
Research and development	2,786	3,435	9,350	10,877
Marketing and sales	3,521	5,710	13,377	16,950
General and administrative	3,862	4,250	11,805	12,914
	$10,790	$14,274	$36,784	$43,515

McAFEE, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in thousands, except per share data) (Preliminary and unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2007	2006	2007	2006
Net revenue:
GAAP net revenue		$321,986	$287,780	$950,487	$837,111

Gross profit:
GAAP gross profit		$244,110	$224,366	$732,043	$664,449
Non-cash stock-based compensation charges	(A)	625	879	2,171	2,774
Amortization of purchased technology	(B)	7,420	5,424	23,747	14,491
Non-GAAP gross profit		$252,155	$230,669	$757,961	$681,714

Operating income:
GAAP operating income		$46,358	$36,139	$135,505	$114,011
Non-cash stock-based compensation charges	(A)	10,866	14,274	34,671	43,515
Amortization of purchased technology	(B)	7,420	5,424	23,747	14,491
SEC and compliance costs	(C)	10,885	7,901	25,085	11,673
Amortization of intangibles	(B)	2,959	2,651	9,192	8,290
Acquisition retention bonuses and severance	(D)	854	2,146	5,514	5,409
Restructuring charges (benefits)	(E)	109	(1,393)	3,158	(274)
(Gain) loss on sale/disposal of assets and technology	(F)	(35)	54	(36)	207
In-process research and development	(G)	-	-	-	460

Non-GAAP operating income		$79,416	$67,196	$236,836	$197,782

Net income:
GAAP net income		$62,919	$30,285	$158,481	$102,538
Non-cash stock-based compensation charges	(A)	10,866	14,274	34,671	43,515
Amortization of purchased technology	(B)	7,420	5,424	23,747	14,491
SEC and compliance costs	(C)	10,885	7,901	25,085	11,673
Amortization of intangibles	(B)	2,959	2,651	9,192	8,290
Acquisition retention bonuses and severance	(D)	854	2,146	5,514	5,409
Restructuring charges (benefits)	(E)	109	(1,393)	3,158	(274)
(Gain) loss on sale/disposal of assets and technology	(F)	(35)	54	(36)	207
In-process research and development	(G)	-	-	-	460
Provision for income taxes	(H)	3,294	18,423	29,466	43,972

Non-GAAP income before provision for income taxes		$99,271	$79,765	$289,278	$230,281

Non-GAAP provision for income taxes	(I)	26,803	21,537	78,105	62,176
Non-GAAP net income		$72,468	$58,228	$211,173	$168,105

Net income per share - diluted: *
GAAP net income per share - diluted		$0.38	$0.19	$0.97	$0.63
Non-cash stock-based compensation adjustment per share	(A)	0.07	0.09	0.21	0.27
Other adjustments per share	(B)-(I)	(0.01)	0.08	0.11	0.13

Non-GAAP net income per share - diluted		$0.44	$0.36	$1.29	$1.03

Shares used to compute Non-GAAP net income per share - diluted		164,508	161,541	163,866	163,249

*  Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, see items (A) through (I).

Items (A) through (I) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross Profit,” “Operating Income,” “Net Income” and “Net Income per Share” correspond to the categories explained in further detail below under paragraphs (A) through (I).

While we currently do not believe a non-GAAP net revenue metric is meaningful, GAAP net revenue has been provided to enable an understanding of the relationships between GAAP net revenue and the GAAP and non-GAAP financial measures included in the table above. As an example, this facilitates non-GAAP expense to revenue analysis. The non-GAAP financial measures are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share - diluted, which adjust for the following items: non-cash stock-based compensation, amortization of purchased technology and intangibles, SEC and compliance costs, restructuring (benefits) charges, acquisition retention bonuses and severance, loss/gain on sale/disposal of assets and technology, in-process research and development, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

(A)
Non-cash stock-based compensation charges consist of non-cash charges relating to employee stock options, restricted stock awards and units, and employee stock purchase plan awards determined in accordance with SFAS 123R, beginning January 1, 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of non-cash stock-based compensation allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results.

(B)
Amortization of purchased technology and intangibles expense are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(C)
SEC and compliance costs are charges related to discrete and unusual events where the Company has incurred significant compliance costs and which, in the Company’s view are not ordinary course. Recent examples of such charges include (i) the Company’s engagement through September 2006 of independent consultants to examine and recommend improvements to its internal controls to ensure compliance with federal securities laws as required by the Company’s January 2006 settlement with the SEC, and (ii) costs related to the currently ongoing special committee investigation into the Company’s past stock option practices. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(D)
Acquisition retention bonuses and severance vary significantly in size and amount and are disregarded by the Company’s management when evaluating and predicting earnings trends because these charges are specific to prior acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(E)
Restructuring charges (benefits) include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company’s business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company’s restructuring plan. In addition, the Company’s assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(F)
(Gain) loss on sale/disposal of assets and technology relate to the sale or disposal of assets or product lines of the Company. These gains or losses can vary significantly in size and amount. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these charges on its operating results.

(G)
In-process research and development constitute non-cash charges that vary significantly in size and amount depending on the business combination and, therefore, are disregarded by the Company’s management when evaluating its ongoing performance and/or predicting its earnings trends, and are therefore excluded by the Company when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(H)
Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes. The effective tax rate differs from the statutory rate primarily due to the impact of foreign tax credits and lower effective rates in some overseas jurisdictions.

(I)
Non-GAAP provision for income taxes. The Company’s management used a 27% non-GAAP effective tax rate to calculate non-GAAP net income in 2007 and 2006, respectively. Management believes that the 27% effective tax rate in each respective period is reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

McAFEE, INC. AND SUBSIDIARIES
PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED
GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE
(in millions, except per share data)
(Preliminary and unaudited)

Q4'07
Projected GAAP revenue range	$330M - $350M

Projected net income per share reconciliation:

Projected GAAP net income per share range - diluted	$0.28 - $0.32

Add back:
Projected non-cash stock-based compensation adjustment per share, net of tax (1)	$0.05 - $0.09
Projected other adjustments per share, net of tax (2)	$0.05 - $0.09

Projected non-GAAP net income per share range - diluted*	$0.42 - $0.46

*     We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1)
Non-cash stock-based compensation charges consist of non-cash charges relating to employee stock options, restricted stock awards and units, and employee stock purchase plan purchases determined in accordance with SFAS 123R. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results.

(2)
Other adjustments include amortization of purchased technology and intangibles, SEC and compliance costs, restructuring charges, acquisition retention bonuses and severance, loss/gain on sale of assets and technology, income taxes and certain other items. We exclude these expenses because we believe they are not directly related to the operation of our business. A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (B) through (H) above under the table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

McAFEE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED REVENUE BY PRODUCT GROUPS
(in thousands)
(Preliminary and unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2007		June 30, 2007		March 31, 2007		December 31, 2006		September 30, 2006

McAfee Corporate	$185,691	58%	$181,923	58%	$185,717	59%	$173,134	57%	$167,969	58%

McAfee Consumer	136,295	42%	132,343	42%	128,517	41%	132,082	43%	119,811	42%

Total McAfee	$321,986	100%	$314,266	100%	$314,234	100%	$305,216	100%	$287,780	100%